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                                                               Ex-99.B(d)(2)(v)

                                  SCHEDULE A

                           WELLS FARGO MASTER TRUST
                       INVESTMENT SUB-ADVISORY AGREEMENT
                      AMENDED AND RESTATED FEE AGREEMENT

   This amended and restated fee agreement is made as of the 31st day of March, 2006 and supersedes the fee agreement dated November 27, 2001 by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser"); and

   WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds:

Master Trust Fund                 Breakpoints Sub-Advisory Rate
-----------------                 ----------- ------------------------
Large Company Growth Portfolio/1/ First 25M   0.75%
                                  Next 25M    0.60%
                                  Next 225M   0.50%
                                  Over 275M   0.30%
Small Company Growth Portfolio... First 50M   0.90%
                                  Next 130M   0.75%
                                  Next 160M   0.65%
                                  Next 345M   0.50%
                                  Next 50M    0.52%
                                  Over 735M   0.55%
Small Company Value Portfolio.... First 175M  0.50%
                                  Over 175M   0.75%

--------
/1/ On August 9, 2006 the Board of Trustees approved the following sub-advisory rate changes to the Large Company Growth Portfolio, effective September 1, 2006: First 25M 0.56%, Next 25M 0.45%, Next 225M 0.375%, Over
     275M 0.225%

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                                                               EX-99.B(d)(2)(v)


   The foregoing fee schedule is agreed to as of August 9, 2006 and shall remain in effect until changed in writing by the parties.

                                              WELLS FARGO FUNDS MANAGEMENT, LLC

                                              By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Senior Vice President

                                              PEREGRINE CAPITAL MANAGEMENT, INC.

                                              By:
                                                  -----------------------------
                                                  Robert B. Mersky
                                                  President